UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

BIORESTORATIVE THERAPIES, INC.
 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 13, 2017

To the Stockholders of BioRestorative Therapies, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BioRestorative Therapies, Inc., a Delaware corporation (the "Company"), will be held on September 13, 2017 at 90 Merrick Avenue, 9th Floor, East Meadow, New York, at 4:00 p.m., local time, for the following purposes:

1.	To elect two Class III directors to hold office until the 2020 Annual Meeting of Stockholders.

2.	To ratify the selection of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on July 21, 2017 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available electronically to the Company's stockholders of record as of the close of business on July 21, 2017 at www.proxyvote.com.
Mark Weinreb
Chief Executive Officer
Melville, New York
July 28, 2017

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD. ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

BIORESTORATIVE THERAPIES, INC.
40 Marcus Drive, Suite One
Melville, New York 11747
____________________________

PROXY STATEMENT
____________________________

EXPLANATORY NOTE

All references in this proxy statement to numbers of shares of common stock and per share information give retroactive effect to the 1-for-20 reverse split of our shares of common stock effected as of July 7, 2015.

SOLICITING, VOTING AND REVOCABILITY OF PROXY
This proxy statement is being mailed or made available to all stockholders of record at the close of business on July 21, 2017 in connection with the solicitation by our Board of Directors of proxies to be voted at the 2017 Annual Meeting of Stockholders to be held on September 13, 2017 at 4:00 p.m., local time, or any adjournment thereof.  Proxy materials for the 2017 Annual Meeting of Stockholders were mailed or made available to stockholders on or about July 28, 2017.
All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted as follows:
(i)	FOR the nominees named in the proxy to our Board of Directors.
(ii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on "non-routine" matters. This is commonly referred to as a "broker non-vote". The ratification of the selection of our independent registered public accounting firm is a routine matter. The election of directors is considered a "non-routine" matter and therefore may not be voted on by your bank or broker absent specific instructions from you. Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for a substitute or alternate nominee to the Board. In the event that any other matter should come before the meeting or either nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of shares of common stock outstanding and entitled to vote as of the close of business on July 21, 2017 was 5,355,437.  The shares of common stock are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  The holders of one-third of the shares of common stock outstanding as of the close of business on July 21, 2017, or 1,785,146 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.
With regard to the election of directors, votes may be cast in favor or withheld. The directors shall be elected by a plurality of the votes cast in favor. Accordingly, based upon there being two nominees, each person who receives one or more votes will be elected as a director. Shares of common stock as to which a stockholder withholds voting authority in the election of directors and broker non-votes will not be counted as voting thereon and therefore will not affect the election of the nominees receiving a plurality of the votes cast.
Stockholders may expressly abstain from voting on Proposal 2 by so indicating on the proxy. Abstentions are counted as present in the tabulation of votes on Proposal 2. Since Proposal 2 requires the affirmative approval of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effect of a negative vote while broker non-votes will have no effect.
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.
The proxy is being solicited by our Board of Directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, fax or email without special compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2016 and 2015 by our (i) principal executive officer, and (ii) our two most highly compensated executive officers, other than our principal executive officer, whose total compensation for the 2016 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the "Named Executive Officers"):

Name and Principal Position	Year		Salary	Bonus		Option Awards Earned (1)		All Other Compensation		Total
Mark Weinreb,	2016		$400,000	$128,000	(2)	$887,000	(3)	$7,200	(4)	$1,422,200	(4)
Chief Executive Officer	2015		$400,000	$200,000	(5)	$743,300	(6)	$7,200	(7)	$1,350,500	(7)
Edward Field	2016		$300,000	$54,000	(2)	$263,000	(8)	$-		$617,000
President of Disc/Spine Division	2015	(9)	$252,500	$7,612		$291,900	(10)	$-		$552,012
Francisco Silva,	2016		$250,000	$32,000	(2)	$197,200	(11)	$-		$479,200
VP of Research and Development	2015		$250,000	$-		$91,500	(12)	$-		$341,500
___________________

(1)
The amounts reported in this column represent the grant date fair value of the option awards granted during the years ended December 31, 2016 and 2015, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders' Deficiency in the notes that accompany our consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2016, a copy of which accompanies this proxy statement.

(2)	Represents the amount of bonus for 2016 earned pursuant to the achievement of certain performance goals.

(3)
During 2016, Mr. Weinreb was granted a ten year option under our 2010 Equity Participation Plan (the "Plan") for the purchase of 275,000 shares of common stock at an exercise price of $3.73 per share. Such option is exercisable to the extent of 91,667 shares as of each of the first and second anniversaries of the date of grant and 91,666 shares as of the third anniversary of the date of grant. See "Employment Agreements" below for a discussion of certain provisions relating to the options granted to Mr. Weinreb.

(4)
Of the aggregate $1,422,200 earned during 2016, $887,000 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $535,200 earned cash compensation, $7,200 and $309,070 were paid in cash during 2016 and 2017 (prior to the date of the filing of this proxy statement), respectively, and $226,130 remains unpaid for 2016. All Other Compensation represents an automobile allowance paid to Mr. Weinreb in 2016.

(5)	Pursuant to Mr. Weinreb's employment agreement with us, he earned a bonus for 2015 equal to 50% of his annual salary. See "Employment Agreements" below.

(6)
During 2015, Mr. Weinreb was granted a ten year option under the Plan for the purchase of 208,000 shares of common stock at an exercise price of $7.00 per share, subject to stockholder approval of an increase in the number of shares of common stock authorized to be issued pursuant to the Plan. Stockholder approval of such increase was obtained in 2015. Such option is exercisable to the extent of 104,000 shares as of such stockholder approval, 34,667 shares as of each of the first and second anniversaries of the date of grant and 34,666 shares as of the third anniversary of the date of grant. See "Employment Agreements" below for a discussion of certain provisions relating to the options granted to Mr. Weinreb and "Certain Relationships and Related Transactions" below for a discussion of the repricing of the option.

(7)
Of the aggregate $1,350,500 earned during 2015, $743,300 represents the grant date value of non-cash stock-based compensation awards, irrespective of the vesting period of those awards. Of the $607,200 earned cash compensation, $7,200, $543,470 and $56,530 were paid in cash during 2015, 2016 and 2017, respectively, and nothing remains unpaid for 2015. All Other Compensation represents an automobile allowance paid to Mr. Weinreb in 2015.

(8)
During 2016, Mr. Field was granted a ten year option under the Plan for the purchase of 80,000 shares of common stock at an exercise price of $3.73 per share. Such option was exercisable to the extent of 26,667 shares as of each of the first and second anniversaries of the date of grant and 26,666 shares as of the third anniversary of the date of grant.  As a result of Mr. Field's resignation in July 2017, the options that would have vested following his resignation date have terminated.

(9)	Mr. Field was elected as President of our Disc/Spine Division in February 2015.

(10)
During 2015, Mr. Field was granted a ten year option under the Plan for the purchase of 25,000 shares of common stock at an exercise price of $9.20 per share. Such option was exercisable to the extent of 8,334 shares as of the first anniversary of the date of grant and 8,333 shares as of each of the second and third anniversaries of the date of grant. In addition, during 2015, Mr. Field was granted a ten year option under the Plan for the purchase of 25,000 shares of common stock at an exercise price of $7.00 per share, subject to stockholder approval of an increase in the number of shares of common stock authorized to be issued pursuant to the Plan. Stockholder approval of such increase was obtained in 2015. Such option was exercisable to the extent of 8,334 shares as of the first anniversary of the date of grant and 8,333 shares as of each of the second and third anniversaries of the date of grant. See "Certain Relationships and Related Transactions" below for a discussion of the repricing of the options.  As a result of Mr. Field's resignation in July 2017, the options have would have vested following his resignation date have terminated.

(11)
During 2016, Mr. Silva was granted a ten year option under the Plan for the purchase of 60,000 shares of common stock at an exercise price of $3.73 per share. Such option is exercisable to the extent of 20,000 shares as of each of the first, second and third anniversaries of the date of grant.

(12)
During 2015, Mr. Silva was granted a ten year option under the Plan for the purchase of 25,000 shares of common stock at an exercise price of $7.00 per share, subject to stockholder approval of an increase in the number of shares of common stock authorized to be issued pursuant to the Plan. Stockholder approval of such increase was obtained in 2015. Such option is exercisable to the extent of 8,334 shares as of the first anniversary of the date of grant and 8,333 shares as of each of the second and third anniversaries of the date of grant. See "Certain Relationships and Related Transactions" below for a discussion of the repricing of the option.

Employment Agreements

In March 2015, we entered into an employment agreement with Mark Weinreb, our Chief Executive Officer. Pursuant to the employment agreement, which expires on December 31, 2017, Mr. Weinreb is entitled to receive a salary of $400,000 per annum. Mr. Weinreb was entitled to receive an annual bonus for 2015 equal to 50% of his annual base salary and is entitled to receive an annual bonus for 2016 and 2017 of up to 40% and 50% of his annual base salary, respectively, in the event certain performance goals, as determined by our Compensation Committee, are satisfied. Pursuant to the employment agreement, in the event that Mr. Weinreb's employment is terminated by us without "cause", or Mr. Weinreb terminates his employment for "good reason" (each as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one time his then annual base salary and certain benefits, plus $100,000 (in lieu of bonus). In addition, pursuant to the employment agreement, Mr. Weinreb would be entitled to receive such severance in the event that the term of his employment agreement is not extended beyond December 31, 2017 and, within three months of such expiration date, his employment is terminated by us without "cause" or Mr. Weinreb terminates his employment for any reason. Further, in the event that Mr. Weinreb's employment is terminated by us without "cause", or Mr. Weinreb terminates his employment for "good reason", following a "change in control" (as defined in the employment agreement), Mr. Weinreb would be entitled to receive severance in an amount equal to one and one-half times his then annual base salary and certain benefits, plus $300,000 (in lieu of bonus). Pursuant to the employment agreement, with respect to options granted to Mr. Weinreb during the term of his employment with us, such options shall vest and become exercisable if Mr. Weinreb is entitled to receive severance based upon a termination of his employment as set forth above. In addition, pursuant to the employment agreement, to the extent that an option granted to Mr. Weinreb during his term of his employment with us becomes exercisable (whether due to the passage of time or otherwise), such option shall remain exercisable until its expiration date notwithstanding any termination of employment with us.

Effective February 9, 2015, we entered into an at will employment agreement with Edward L. Field, President of our Disc/Spine Division. Pursuant to the employment agreement, Mr. Field was entitled to receive a salary of $300,000 per annum. In addition, pursuant to the employment agreement, Mr. Field was entitled to receive an annual bonus of up to 30% of his annual salary (up to 24% of his annual salary for 2016) based on the satisfaction of certain performance goals. Further, pursuant to the employment agreement, in the event that Mr. Field's employment with us was terminated without cause, Mr. Field would have been entitled to receive severance in an amount equal to 50% of his then annual base salary. Mr. Field resigned his employment with us effective July 24, 2017.

Effective April 5, 2011, we entered into an at will employment agreement with Francisco Silva, our Vice President of Research and Development. Pursuant to the employment agreement, as amended in March 2015, Mr. Silva is currently entitled to receive a salary of $250,000 per annum. In addition, pursuant to the employment agreement, as amended, Mr. Silva is entitled to receive an annual bonus of up to 20% of his annual salary (up to 16% of his annual salary for 2016) based on the satisfaction of certain performance goals. Further, pursuant to the employment agreement, as amended, in the event that Mr. Silva's employment with us is terminated without cause, Mr. Silva would be entitled to receive severance in an amount equal to 50% of his then annual base salary.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2016 to the Named Executive Officers:

	Option Awards						Stock Awards
	Number of securities underlying unexercised options	Number of securities underlying unexercised options		Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price (10)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares of units that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Name	Exercisable	Unexercisable
Mark Weinreb	4,000	-		-	$10.00	12/14/2020	-	$-	-	$-

Mark Weinreb	50,000	-		-	$21.00	2/10/2022	-	$-	-	$-

Mark Weinreb	20,000	-		-	$30.00	12/7/2022	-	$-	-	$-

Mark Weinreb	12,500	-		-	$12.00	10/4/2023	-	$-	-	$-

Mark Weinreb	50,000	-		-	$13.00	2/18/2024	-	$-	-	$-

Mark Weinreb	100,000	50,000	(1)	-	$6.60	10/23/2024	-	$-	-	$-

Mark Weinreb	138,667	69,333	(2)	-	$7.00	9/4/2025	-	$-	-	$-

Mark Weinreb	91,667	183,333	(3)	-	$3.73	6/10/2026	-	$-	-	$-

Edward L. Field	8,334	16,666	(4)	-		$9.20	2/9/2025	-	$-	-	$-

Edward L. Field	8,334	16,666	(5)	-		$7.00	9/4/2025	-	$-	-	$-

Edward L. Field	-	80,000	(6)	-		$3.73	6/1/2026	-	$-	-	$-

Franciscoo Silva	4,000	-		-		$10.00	4/4/2021	-	$-	-	$-

Francisco Silva	150	-		-		$25.00	6/23/2021	-	$-	-	$-

Francisco Silva	1,000	-		-		$20.00	11/16/2021	-	$-	-	$-

Francisco Silva	2,000	-		-		$21.00	2/10/2022	-	$-	-	$-

Francisco Silva	4,500	-		3,000	(7)	$28.00	5/2/2022	-	$-	-	$-

Francisco Silva	4,000	-		-		$30.00	12/7/2022	-	$-	-	$-

Francisco Silva	5,000	-		-		$12.00	10/4/2023	-	$-	-	$-

Francisco Silva	12,500	-		-		$13.00	2/18/2024	-	$-	-	$-

Francisco Silva	2,000	-		-		$10.60	3/12/2024	-	$-	-	$-

Francisco Silva	2,000	-		-		$28.00	5/2/2022	-	$-	-	$-

Francisco Silva	25,000	12,500	(8)	-		$6.60	10/23/2024	-	$-	-	$-

Francisco Silva	8,334	16,666	(5)	-		$7.00	9/4/2025	-	$-	-	$-

Francisco Silva	-	60,000	(9)	-		$3.73	6/10/2026	-	$-	-	$-
____________________

(1)	Option is exercisable effective as of October 23, 2017.

(2)	Option is exercisable to the extent of 34,667 shares effective as of September 4, 2017 and 34,666 shares effective as of September 4, 2018.

(3)	Option is exercisable to the extent of 91,667 shares on June 10, 2017 and 91,666 shares on June 10, 2018.

(4)
Option was exercisable to the extent of 8,333 shares effective as of each of February 9, 2017 and February 9, 2018.  As a result of Mr. Field's resignation on July 24, 2017, such option has terminated to the extent not vested as of such date.

(5)
Option was exercisable to the extent of 8,333 shares effective as of each of September 4, 2017 and September 4, 2018.  As a result of Mr. Field's resignation on July 24, 2017, such option has terminated.

(6)
Option was exercisable to the extent of 26,667 shares on each of June 10, 2017 and June 10, 2018, and 26,666 shares on June 10, 2019.  As a result of Mr. Field's resignation on July 24, 2017, such option has terminated to the extent not vested as of such date.

(7)
Options are exercisable commencing on the date (provided that such date is during Mr. Silva's employment with us), if any, on which either (i) the FDA approves a biologics license application made by us with respect to any biologic product or (ii) a 510(k) Premarket Notification submission is made by us to the FDA with respect to a certain device.

(8)	Option is exercisable effective as of October 23, 2017.

(9)	The option is exercisable to the extent of 20,000 shares on each of June 10, 2017, June 10, 2018 and June 10, 2019.

(10)	See "Certain Relationships and Related Transactions" for a discussion of the repricing of all options that had an exercise price greater than $4.70 per share.

DIRECTOR COMPENSATION

The following table sets forth certain information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2016:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Robert B. Catell (2)	$35,000	$-	$146,400	(3)	$-	$-	$-	$181,400
John M. Desmarais	$40,000	$-	$112,900	(4)	$-	$-	$-	$152,900
A. Jeffrey Radov	$40,000	$-	$412,900	(5)	$-	$-	$-	$452,900
Charles S. Ryan	$40,000	$-	$148,400	(6)	$-	$-	$-	$188,400
Paul Jude Tonna	$40,000	$-	$206,400	(7)	$-	$-	$-	$246,400
____________________

(1)
The amounts reported in this column represent the grant date fair value of the option awards granted during the year ended December 31, 2016, calculated in accordance with FASB ASC Topic 718. For a detailed discussion of the assumptions used in estimating fair values, see Note 10 – Stockholders' Deficiency in the notes that accompany our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, a copy of which accompanies this proxy statement.

(2)	Mr. Catell was elected as a director in February 2016.

(3)	As of December 31, 2016. Mr. Catell held options for the purchase of 44,000 shares of common stock.

(4)	As of December 31, 2016, Mr. Desmarais held options for the purchase of 50,000 shares of common stock.

(5)	As of December 31, 2016, Mr. Radov held options for the purchase of 366,000 shares of common stock.

(6)	As of December 31, 2016, Mr. Ryan held options for the purchase of 81,000 shares of common stock.

(7)	As of December 31, 2016, Mr. Tonna held options for the purchase of 164,000 shares of common stock.

Each of Messrs. Catell, Desmarais, Radov, Ryan and Tonna, our non-employee directors, is entitled to receive, as compensation for his services as a director, $30,000 per annum plus $10,000 per annum for all committee service, in each case payable quarterly (subject to our cash needs).  Our non-employee directors also receive stock options, from time to time, in consideration of their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock, as of July 21, 2017, known by us, through transfer agent records, to be held by: (i) each person who beneficially owns 5% or more of the shares of common stock then outstanding; (ii) each of our directors; (iii) each of our Named Executive Officers (as defined above); and (iv) all of our directors and executive officers as a group.

The information in this table reflects "beneficial ownership" as defined in Rule 13d-3 of the Exchange Act. To our knowledge, and unless otherwise indicated, each shareholder has sole voting power and investment power over the shares listed as beneficially owned by such shareholder, subject to community property laws where applicable. Percentage ownership is based on 5,355,437 shares of common stock outstanding as of July 21, 2017.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class
John M. Desmarais 230 Park Avenue New York, New York	1,941,241 (1)	28.5%
Westbury (Bermuda) Ltd. Westbury Trust Victoria Hall 11 Victoria Street Hamilton, HMEX Bermuda	1,191,662 (2)	21.3%
Mark Weinreb 40 Marcus Drive, Suite One Melville, New York	764,835 (3)	12.7%
Robert Austin Sperling Jr. 22 East Lake Drive Annapolis, Maryland	422,720 (4)	7.7%
A. Jeffrey Radov 8 Walworth Avenue Scarsdale, New York	341,585 (5)	6.0%
Paul Jude Tonna 69 Chichester Road Huntington, New York	233,501 (6)	4.2%
Robert B. Catell 62 Osborne Road Garden City, New York	217,400 (7)	4.0%
Charles S. Ryan 1302 Ridge Road Laurel Hollow, New York	169,002 (8)	3.1%
Francisco Silva 40 Marcus Drive, Suite One Melville, New York	101,062 (9)	1.9%
Edward L. Field 40 Marcus Drive Melville, New York	60,001 (10)	1.1%
All directors and executive officers as a group (9 persons)	3,884,178 (11)	45.7%
_____________________
(1)
Based upon Schedule 13D filed with the Securities and Exchange Commission (the "SEC") and other information known to us. Includes 1,447,843 shares of common stock issuable upon the exercise of currently exercisable options and warrants (including warrants for the purchase of 40,000 shares of common stock held by a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of his immediate family).

(2)
Based upon Schedule 13D filed with the SEC and other information known to us. Includes 239,182 shares of common stock issuable upon the exercise of currently exercisable warrants. The shares and warrants are owned directly by Westbury (Bermuda) Ltd. which is 100% owned by Westbury Trust.

(3)	Includes 684,835 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(4)	Includes 151,360 shares of common stock issuable upon the exercise of currently exercisable warrants.

(5)	Includes 329,085 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(6)
Represents (i) 6,000 shares of common stock held jointly with Mr. Tonna's wife and (ii) 197,501 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(7)	Includes 141,534 shares of common stock issuable upon the exercise of currently exercisable options and warrants.

(8)	Includes 126,085 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

(9)
Includes (i) 170 shares of common stock held in an individual retirement account for the benefit of Mr. Silva and (ii) 96,817 shares of common stock issuable upon the exercise of options that are exercisable currently or within 60 days.

(10)	Represents shares of common stock issuable upon the exercise of options that were then exercisable currently or within 60 days.

(11)	Includes 3,139,252 shares of common stock issuable upon the exercise of options and warrants that are exercisable currently or within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Westbury

In March 2013, Stem Cell Cayman, Ltd. ("Cayman"), one of our wholly-owned subsidiaries, borrowed $450,000 from Westbury (Bermuda) Ltd. ("Westbury"), one of our principal stockholders.  The loan amount was combined with the already outstanding $3,550,000 of previous borrowings from Westbury into a new $4,000,000 zero coupon note (the "$4,000,000 Westbury Note"), which was scheduled to mature on July 31, 2014. In consideration of the $450,000 loan, the settlement of accrued and unpaid interest of $213,000, and for extending the maturity date of the note to July 31, 2014, we issued to Westbury 30,000 shares of common stock and a five year warrant to purchase 20,000 shares of common stock at an exercise price of $50.00 per share. In August 2014, in consideration of an extension of the maturity date of the $4,000,000 Westbury Note to December 31, 2014, we issued to Westbury 27,500 shares of common stock. In December 2014, in consideration of a further extension of the maturity date of the $4,000,000 Westbury Note to June 30, 2015, we issued to Westbury 22,500 shares of common stock.

In May 2014, Cayman borrowed an additional $500,000 from Westbury. The promissory note evidencing the loan, as amended (the "$500,000 Westbury Note"), provided for the payment of the principal amount, together with interest at the rate of 15% per annum, on June 30, 2015. The $500,000 Westbury Note also provided for the mandatory prepayment of the principal amount to the extent of any monies received by us pursuant to the Research and Development Agreement, dated as of March 19, 2014, between Rohto Pharmaceutical Co., Ltd. and us and/or the Research Agreement, dated as of March 24, 2014, between Pfizer Inc. and us. Pursuant to such provision, $89,063 in principal was prepaid. Westbury agreed to waive the early payment of the $500,000 Westbury Note with regard to approximately $316,000 additionally received by us pursuant to the agreements with Rohto and Pfizer. Interest on the entire principal amount of the $500,000 Westbury Note was payable until such time as the principal amount was paid in full.

In December 2013, pursuant to a warrant repricing program implemented by us with respect to all outstanding and exercisable warrants, Westbury exercised warrants for the purchase of 40,000 shares of our common stock at an exercise price of $6.00 per share. In connection with the warrant exercise, we granted to Westbury a new warrant (the "2013 Westbury Warrant") for the purchase of 40,000 shares of our common stock at an exercise price of $15.00 per share. The 2013 Westbury Warrant was initially exercisable until December 31, 2015 and can be redeemed by us under certain circumstances.

In February 2015, we sold 50,000 shares of common stock to Westbury at an aggregate purchase price of $300,000. In consideration of the purchase, we issued to Westbury a five year warrant for the purchase of 12,500 shares of common stock at an exercise price of $15.00 per share.

In May 2015, we entered into an exchange agreement with Westbury pursuant to which Westbury converted the outstanding indebtedness owed to it under the $4,000,000 Westbury Note and the $500,000 Westbury Note in the aggregate principal amount of $4,410,937, together with accrued interest in the amount of $69,436, into 746,729 shares of our common stock and a five year warrant for the purchase of 186,682 shares of common stock at an exercise price of $15.00 per share. In consideration of the note exchange, we agreed to extend the expiration date of the 2013 Westbury Warrant to December 31, 2017.

In October 2015, we borrowed $150,000 from an affiliate of Westbury. The promissory note evidencing the loan (the "$150,000 Westbury Note") provided for the payment of the principal amount, together with interest at the rate of 10% per annum, on December 9, 2015. The $150,000 Westbury Note provided for the mandatory prepayment of the principal amount, together with accrued interest, to the extent that we received proceeds from a public equity offering or monies in payment of an accounts receivable. The payment of the $150,000 Westbury Note was secured by the grant to the lender of a security interest in the patent we received in September 2015 related to our ThermoStem Program. In December 2015, in consideration of an extension of the maturity date of the $150,000 Westbury Note to March 9, 2016, we agreed to reduce the exercise price of warrants held by Westbury for the purchase of 239,182 shares of common stock from $15.00 to $4.00 per share.  In July 2016, the $150,000 Westbury Note was paid in full.

John M. Desmarais
In March 2016,  John M. Desmarais, one of our non-employee directors and principal stockholders, purchased 250,000 shares of our common stock at a price of $4.00 per share (gross proceeds of $1,000,000) and, in consideration thereof,  received the following warrants: (i) a five year warrant to purchase 250,000 shares of our common stock at an exercise price of $5.00 per share;  (ii) an eight month warrant to purchase 444,444 shares of our common stock at an exercise price of $4.50 per share; and (iii) a one year warrant to purchase 400,000 shares of our common stock at an exercise price of $5.00 per share.

In June 2016, we borrowed $500,000 from a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of Mr. Desmarais's immediate family. The promissory note evidencing the loan (the "Desmarais Trust Note") provided for the payment of the principal amount, together with interest at the rate of 10% per annum, on July 1, 2017.  In July 2017, we and the trust agreed to amend the note to provide for a maturity date of December 1, 2017 and an increase in the interest rate to 15% per annum effective July 1, 2017.  In the event that, prior to the maturity date of the Desmarais Trust Note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), the trust has the right to require that we prepay the amount due under the Desmarais Trust Note (subject to the consent of the party that provided the particular financing).  In consideration of the loan, we issued to the trust a five year warrant for the purchase of 40,000 shares of our common stock at an exercise price of $4.00 per share.

In September 2016, Mr. Desmarais purchased 80,000 shares of our common stock at a purchase price of $3.00 per share (gross proceeds of $240,000). In consideration of the purchase, we issued to Mr. Desmarais a five year warrant to purchase 80,000 shares of our common stock at an exercise price of $4.00 per share and extended the expiration dates of the warrants held by Mr. Desmarais for the purchase of 444,444 and 400,000 shares of our common stock for a period of one year to November 18, 2017 and March 18, 2018, respectively.

In December 2016, we borrowed $60,000 from Mr. Desmarais. The promissory note evidencing the loan provided for the payment of $65,000 on January 31, 2017. In consideration of the loan, we further extended the expiration dates of the warrants held by Mr. Desmarais for the purchase of 444,444 and 400,000 shares of our common stock to December 31, 2018. In February 2017, we entered into an exchange agreement with Mr. Desmarais pursuant to which Mr. Desmarais exchanged the principal amount of the promissory note, together with accrued interest, for 21,731 shares of our common stock at an exchange price of $3.00 per share and, in consideration thereof, received a five year warrant to purchase 21,731 shares of our common stock at an exercise price of $4.00 per share.

In July 2017, we borrowed $175,000 from Mr. Desmarais.  The promissory note evidencing the loan (the "Desmarais Note") provides for the payment of the principal amount, together with interest at the rate of 15% per annum, on December 1, 2017.  In the event that, prior to the maturity date of the Desmarais Note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), Mr. Desmarais has the right to require that we prepay the amount due under the Desmarais Note (subject to the consent of the party that provided the particular financing).  The payment of the Desmarais Note is secured by the grant of a security interest in our equipment and intellectual property.  Concurrently, we agreed that the payment of the Desmarais Trust Note is also secured by the grant of such security interest.

Others

In May 2015, Charles S. Ryan, one of our non-employee directors, purchased 10,000 shares of our common stock at a price of $5.00 per share (gross proceeds of $50,000) and, in consideration thereof, received a five year warrant to purchase 10,000 shares of our common stock at an exercise price of $15.00 per share.

In November 2015, Mr. Ryan exchanged a promissory note in the principal amount of $25,000 for 6,250 shares of our common stock at an exchange price of $4.00 per share and, in consideration thereof, received a five year warrant to purchase 6,250 shares of our common stock at an exercise price of $4.00 per share.

Between June 2015 and September 2015, each of Stanley Weinreb, the father of Mark Weinreb, our Chief Executive Officer, and his wife, Constance Weinreb, loaned us $65,000.  In consideration of the loans, we issued a promissory note to each of them in the principal amount of $75,000, payable on October 30, 2015 (the "Weinreb Notes').  We have repaid $20,000 and $10,000 of the principal amount payable to Constance Weinreb and Stanley Weinreb, respectively.  Constance Weinreb and Stanley Weinreb agreed to extend the maturity date of their notes to August 31, 2016 and September 30, 2016, respectively.  No interest is payable pursuant to the Weinreb Notes.

Between March 2016 and May 2016, Robert B. Catell, one of our non-employee directors, purchased an aggregate of 50,000 shares of our common stock at a price of $4.00 per share (aggregate gross proceeds of $200,000) and, in consideration thereof, received five year warrants to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $5.00 per share.

In August 2016, we borrowed $100,000 from Mr. Catell.  The promissory note evidencing the loan (the "Catell Note") provides for the payment of the principal amount, together with interest at the rate of 10% per annum, on February 5, 2017.  In the event that, prior to the maturity date of the Catell Note, we receive net proceeds of $10,000,000 from a single equity or debt financing (as opposed to a series of related or unrelated financings), Mr. Catell has the right to require that we prepay the amount due under the Catell Note (subject to the consent of the party that provided the particular financing).  In consideration of the loan, we issued to Mr. Catell a five year warrant for the purchase of 8,000 shares of our common stock at an exercise price of $4.00 per share.

In December 2016, we borrowed $30,000 from Mr. Catell. The promissory note evidencing the loan provided for the payment of $32,500 on January 31, 2017. In February 2017, we entered into an exchange agreement with Mr. Catell pursuant to which Mr. Catell exchanged the principal amount of the promissory note, together with accrued interest, for 10,866 shares of our common stock at an exchange price of $3.00 per share and, in consideration thereof, received a five year warrant to purchase 10,866 shares of our common stock at an exercise price of $4.00 per share.

In February 2017, the Compensation Committee of our Board of Directors reduced the exercise price of outstanding options for the purchase of an aggregate of 1,208,950 shares of our common stock (with exercise prices ranging between $5.70 and $30.00 per share) to $4.70 per share, which was the closing price for our common stock on the day prior to the determination, as reported by the OTCQB. The exercise price reduction related to options held by, among others, our Named Executive Officers and directors with respect to the following number of shares: (i) Mark Weinreb, our President, Chief Executive Officer and Chairman of the Board: 494,500 shares, (ii) A. Jeffrey Radov, one of our directors: 238,000 shares, (iii) Paul Jude Tonna, one of our directors: 100,000 shares, (iv) Dr. Charles S. Ryan, one of our directors: 35,000 shares, (v) Francisco Silva, our Vice President of Research and Development: 100,650 shares, and (vi) Edward L. Field, President of our Disc/Spine Division: 50,000 shares.

In March 2017, we entered into exchange agreements with Messrs. Catell, Desmarais, Ryan and Tonna, each a non-employee director, pursuant to which accrued director fees were exchanged for our common stock at an exchange price of $3.00 per share and, in consideration thereof, we issued to them five year warrants for the purchase of our common stock at an exercise price of $4.00 per share as follows: (i) Mr. Catell: $45,000 for 15,000 shares and 15,000 warrants; (ii) Mr. Desmarais: $50,000 for 16,667 shares and 16,667 warrants; (iii) Mr. Ryan: $80,000 for 26,667 shares and 26,667 warrants; and (iv) Mr. Tonna: $90,000 for 30,000 shares and 30,000 warrants.

PROPOSAL 1:  ELECTION OF DIRECTORS

Two Class III directors are to be elected at the meeting to serve until the 2020 annual meeting of stockholders and until their respective successors shall have been elected and have qualified or until their earlier resignation or removal.
Nominees for Class III Director
Each nominee is currently a member of our Board of Directors. The following table sets forth each nominee's age as of the date of the annual meeting, the positions and offices presently held with us, and the year in which he became a director.
Name	Age	Positions Held	Director Since
Mark Weinreb	64	Chief Executive Officer, President and Chairman of the Board	October 2010
A. Jeffrey Radov	65	Director	April 2011

Mark Weinreb

Mark Weinreb has served as our Chief Executive Officer since October 2010, as our President since February 2012 and as our Chairman of the Board since April 2011. From February 2003 to October 2009, Mr. Weinreb served as President of NeoStem, Inc. (now known as Caladrius Biosciences, Inc.), a public international biopharmaceutical company engaged in, among other things, adult stem cell-related operations. From October 2009 to October 2010, he was subject to a non-competition agreement with NeoStem and was not engaged in business. Mr. Weinreb also served as Chief Executive Officer and Chairman of the Board of Directors of NeoStem from February 2003 to June 2006. In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He became the laboratory administrator in 1978 and then an owner and the laboratory's Chief Operating Officer in 1982. In such capacity, he oversaw all technical and business facets, including finance and laboratory science technology. Mr. Weinreb left Bio Health Laboratories in 1989 when the business was sold. In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity. Big City Bagels went public in 1995, and in 1999 Mr. Weinreb redirected the company and completed a merger with an Internet service provider. From 2000 to 2002, Mr. Weinreb served as Chief Executive Officer of Jestertek, Inc. (now known as Gesturetek, Inc.), a software development company pioneering gesture recognition and control using advanced interactive proprietary video technology. Mr. Weinreb received a Bachelor of Arts degree from Northwestern University and a Master of Science degree in Medical Biology from C.W. Post, Long Island University. We believe that Mr. Weinreb's executive-level management experience, his extensive experience in the adult stem cell sector and his service on our Board since October 2010 give him the qualifications and skills to serve as one of our directors.

A. Jeffrey Radov

A. Jeffrey Radov became a member of our Board and Chair of our Audit Committee in April 2011. Mr. Radov is an entrepreneur and businessman with more than 35 years of experience in media, communications and financial endeavors. Since 2002, he has served as the Managing Partner of Walworth Group, which provides consulting and advisory services to a variety of businesses, including hedge funds, media, entertainment and Internet companies, financial services firms and early stage ventures. Mr. Radov is also an advisor to GeekVentures, LLC, an incubator for technology startups in Israel. From 2008 to 2010, Mr. Radov was a Principal and Chief Operating Officer at Aldebaran Investments, LLC, a registered investment advisor. From 2005 to 2008, Mr. Radov was Chief Operating Officer at EagleRock Capital Management, a group of hedge funds. Prior to joining EagleRock, Mr. Radov was a founding investor in and Board member of Edusoft, Inc., an educational software company. From 2001 to 2002, Mr. Radov was a Founder-in-Residence at SAS Investors, an early-stage venture fund. From 1999 to 2001, Mr. Radov was CEO and co-founder of VocaLoca, Inc., an innovator in consumer-generated audio content on the Internet. Mr. Radov was a founding executive of About.Com, Inc., an online information source, and was its EVP of Business Development and Chief Financial Officer from its inception. In 1996, prior to founding About.Com, Mr. Radov was a Director at Prodigy Systems Company, a joint venture of IBM and Sears. Mr. Radov was also a principal in the management of a series of public limited partnerships that invested in the production and distribution of more than 130 major motion pictures. From 1982 to 1984, Mr. Radov was the Director of Finance at Rainbow Programming Enterprises, a joint venture among Cablevision Systems Corporation, Cox Broadcasting and Daniels & Associates. From 1977 to 1981, Mr. Radov was Director of Marketing at Winklevoss & Associates. Mr. Radov earned a Masters of Business Administration from The Wharton School of the University of Pennsylvania and holds a Bachelor of Arts degree from Cornell University. We believe that Mr. Radov's executive-level management experience and his extensive experience in the finance industry give him the qualifications and skills to serve as one of our directors.

Directors Not Standing For Election

The members of the Board whose terms do not expire at the annual meeting and who are not standing for election at this year's annual meeting are set forth below:

Name	Age	Positions Held	Director Since	Class/Term Expiration
Robert B. Catell	80	Director	February 2016	Class I/2018
John M. Desmarais	53	Director	December 2015	Class II/2019
Charles S. Ryan	53	Director	April 2015	Class I/2018
Paul Jude Tonna	59	Director	June 2014	Class II/2019

Robert B. Catell

Robert B. Catell became a member of our Board of Directors in February 2016. Mr. Catell served as Chairman and Chief Executive Officer of KeySpan Corporation and KeySpan Energy Delivery, the former Brooklyn Union Gas, from 1998 to 2007. His career with Brooklyn Union Gas started in 1958. Following National Grid's acquisition of KeySpan Corporation in 2007, Mr. Catell became Chairman of National Grid, U.S. and Deputy Chairman of National Grid plc. Mr. Catell currently serves as Chairman of the Board of the Advanced Energy Research and Technology Center (AERTC) at Stony Brook University, New York State Smart Grid Consortium, Cristo Rey Brooklyn High School, Futures in Education Endowment Fund, and the New York Energy Policy Institute's Advisory Council (NYEPI). He also serves on the NYS Economic Development Power Allocation Board (EDPAB) and the Board of Directors of Applied DNA Sciences, Inc., a company that uses biotechnology as a forensic foundation in creating unique security solutions addressing the challenges of modern commerce. In addition, Mr. Catell serves as a board member of a number of other business, governmental and not-for-profit organizations. Mr. Catell holds both a Master's and Bachelor's degree in Mechanical Engineering from City College of New York. We believe that Mr. Catell's executive-level management experience and his extensive experience in the Long Island community give him the qualifications and skills to serve as one of our directors.
John M. Desmarais
John M. Desmarais became a member of our Board of Directors in December 2015. Mr. Desmarais is the founding partner of Desmarais LLP, an intellectual property trial boutique established in 2010, and the founder and owner of Round Rock Research LLC, a patent licensing company. From 1997 to 2009, he was a partner at the international law firm of Kirkland & Ellis LLP and served as a member of the firm's Management Committee from 2004 to 2009. Prior to joining Kirkland, and after practicing in the area of intellectual property litigation and counseling for several years, he left private practice to serve as an Assistant United States Attorney in the Southern District of New York, where for three years he represented the federal government in criminal jury trials. Mr. Desmarais is a member of the bars of New York and Washington, D.C., the United States Supreme Court, the Federal Circuit Court of Appeals, and various other federal district courts and courts of appeal. He is also registered to practice before the United States Patent and Trademark Office. Mr. Desmarais has been recognized by numerous publications as one of the nation's leading intellectual property litigators. Mr. Desmarais obtained a degree in Chemical Engineering from Manhattan College and a law degree from New York University. We believe that Mr. Desmarais' business and legal experience, including his extensive experience in the area of intellectual property, give him the qualifications and skills to serve as one of our directors.

Charles S. Ryan

Dr. Charles S. Ryan became a member of our Board in April 2015. Since October 2016, Dr. Ryan has served as Chief Executive Officer of Orthobond, Inc., a company that seeks to improve the performance and safety of medical devices through the use of proprietary non-polymer technology. From March 2015 to May 2016, Dr. Ryan served as Vice President, General Counsel of Cold Spring Harbor Laboratory, a not-for-profit research and education institution at the forefront of molecular biology and genetics, with research programs focusing on cancer, neuroscience, plant biology, genomics and quantitative biology. From 2003 to 2014, he served as Senior Vice President and Chief Intellectual Property Counsel at Forest Laboratories, Inc., a New York Stock Exchange company that developed and marketed pharmaceutical products in a variety of therapeutic categories including central nervous system, cardiovascular, anti-infective, respiratory, gastrointestinal, and pain management medicine. Dr. Ryan has over 20 years experience in managing all aspects of intellectual property litigation, conducting due diligence investigations and prosecuting patent and trademark applications in the pharmaceutical and biotechnology industries. He also serves as a director of Applied DNA Sciences, Inc., a company that uses biotechnology as a forensic foundation in creating unique security solutions addressing the challenges of modern commerce. Dr. Ryan earned a doctorate in Oral Biology and Pathology from Stony Brook University and a law degree from Western New England University. We believe that Dr. Ryan's executive-level management and legal experience give him the qualifications and skills to serve as one of our directors.

Paul Jude Tonna

Paul Jude Tonna became a member of our Board and Chair of our Compensation Committee in June 2014. He has served as Chair of our Nominating Committee since April 2015.  Mr. Tonna is a highly regarded community leader and an accomplished businessman with an extensive history of public service. From 1994 to 2005 he served as a Suffolk County, New York Legislator, and from 2000 through 2002 was its Presiding Officer. He currently serves as Executive Director and a member of the Board of Advisors for The Energeia Partnership at Molloy College, a leadership academy based in Rockville Centre, New York, dedicated to identifying and addressing the serious, complex and multi-dimensional issues challenging the Long Island region. Mr. Tonna is a former Adjunct Professor in Theology & Religious Studies at St. John's University. He served as Chairman of the Suffolk County Industrial Development Agency, and currently serves as Trustee of the Long Island State Parks & Recreation Commission and as Public Trustee of the Stationary Engineers Industry Stabilization Fund. Mr. Tonna is a board member of The Advanced Energy Research & Technology Center at Stony Brook University, The Long Island Index Advisory Board and Erase Racism's College of Advisors. He also serves as the Executive Director of the Suffolk County Village Officials Association and the United States Green Building Council-Long Island Chapter. Mr. Tonna is a founding director of Empire National Bank and Chairman and Commissioner of the South Huntington Water District. Mr. Tonna holds an undergraduate degree in Philosophy from New York University and a Master's degree in Theology from Immaculate Conception Seminary, and he conducted doctoral studies in Systemic Theology at Fordham University. We believe that Mr. Tonna's executive-level management experience and his extensive experience in the Long Island community give him the qualifications and skills to serve as one of our directors.

Family Relationships

There are no family relationships among any of our executive officers and directors.
Term of Office
Each Class I director will hold office until the 2018 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each Class II director will hold office until the 2019 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal.  Each Class III director will hold office until the 2020 annual meeting of stockholders and until his respective successor shall have been elected and have qualified or until his earlier resignation or removal. Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
Committees
Audit Committee
The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the services provided by our independent registered public accounting firm.  The responsibilities and duties of the Audit Committee include the following:
•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the SEC, our stockholders or to the general public, and our internal financial and accounting controls;

•	oversee the appointment, compensation and retention of, and the work performed by, any independent registered public accounting firm engaged by us;

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;
•	recommend, establish and monitor procedures designed to facilitate:
•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters; and
•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
The members of our Board's Audit Committee currently are Messrs. Radov, Ryan and Tonna. Our Board has adopted a written charter for the Audit Committee. A copy of the charter is available on our website, www.biorestorative.com.
Nominating Committee
The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and selecting director nominees to be presented for Board and/or stockholder approval. The members of the Nominating Committee currently are Messrs. Tonna, Radov and Ryan. Our Board has adopted a written charter for the Nominating Committee. A copy of the charter is available on our website, www.biorestorative.com. While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled "Stockholder Proposals - Stockholder Nominees" below.  The Nominating Committee evaluates all candidates based upon, among other factors, a candidate's financial literacy, knowledge of our industry, other relevant background experience, judgment, skill, integrity, the interplay of a candidate's experience with the experience of other Board members, 'independence' (for purposes of compliance with the NASDAQ Marketplace Rules), and willingness, ability and availability for service.  After conducting an initial evaluation of a prospective nominee, the Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director. The Nominating Committee may also ask the candidate to meet with management.  If the Nominating Committee believes a candidate would be a valuable addition to our Board of Directors, it may recommend to the full Board that candidate's nomination and election.  At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.
Compensation Committee
The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees.  The responsibilities and duties of the Compensation Committee include the following:

•
review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluate the Chief Executive Officer's performance in light of those goals and objectives, and determine and approve the Chief Executive Officer's compensation level based on this evaluation;

•	make recommendations to the Board with respect to non-Chief Executive Officer compensation;
•	approve any new equity compensation plan or any material change to an existing plan, approve grants pursuant to equity compensation plans and administer such plans;
•	in consultation with management, oversee regulatory compliance with respect to compensation matters; and
•	make recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former executive officer or member of senior management.
The members of the Compensation Committee currently are Messrs. Tonna, Catell and Radov. Our Board has adopted a written charter for the Compensation Committee. A copy of the charter is available on our website, www.biorestorative.com.
The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers. The Compensation Committee has the authority to consult with management to assist it in its efforts.
Pursuant to its charter, the Compensation Committee also has the sole authority to retain and terminate outside compensation consultants, as well as to approve the consultant's fees and any other terms of the engagement.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.
Since October 2010, Mark Weinreb has served as our Chief Executive Officer. Since April 2011, he has also served as our Chairman of the Board. We do not currently have a lead independent director. At this time, our Board believes that Mr. Weinreb's combined role as Chief Executive Officer and Chairman of the Board enables us to benefit from Mr. Weinreb's significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost. Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee
In overseeing the preparation of the financial statements of the Company as of December 31, 2016 and 2015, for the years then ended, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with management. The Audit Committee also discussed with Marcum LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications With Audit Committees, as currently in effect.
The Audit Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum's communications with the Audit Committee concerning independence and the Audit Committee discussed Marcum's independence with Marcum.
On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.
Members of the Audit Committee
A. Jeffrey Radov
Charles S. Ryan
Paul Jude Tonna

Meetings
Our Board of Directors held six meetings during the fiscal year ended December 31, 2016.
The Audit Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2016.
The Nominating Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2016.
The Compensation Committee of the Board of Directors held three meetings during the fiscal year ended December 31, 2016.

During the fiscal year ended December 31, 2016, all of our then directors, with the exception of Mr. Catell, attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of the meetings of all committees of the Board on which they served.
We do not have a formal policy regarding director attendance at our annual meeting of stockholders. However, all directors are encouraged to attend.  Mr. Weinreb was in attendance at last year's annual meeting of stockholders.
Communications with Board of Directors
Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, BioRestorative Therapies, Inc., 40 Marcus Drive, Suite One, Melville, New York 11747, Attention: Corporate Secretary. Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.
Audit Committee Financial Expert
Our Board of Directors has determined that Mr. Radov is an "audit committee financial expert," as defined in Item 407(d)(5) of Regulation S-K.  Mr. Radov is an "independent director" based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires that reports of beneficial ownership of common stock and changes in such ownership be filed with the SEC by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2016. To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2016, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.  However, Francisco Silva, our Vice President of Research and Development, filed one Form 4 late (reporting four transactions) with regard to the fiscal years ended December 31, 2013 and 2014.
Director Independence
Board of Directors
Our Board of Directors is currently comprised of Mark Weinreb (Chairman), Robert B. Catell, John M. Desmarais, A. Jeffrey Radov, Charles S. Ryan and Paul Jude Tonna.  Each of Messrs. Catell, Desmarais, Radov, Ryan and Tonna is currently an "independent director" based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.

Audit Committee
The members of our Board's Audit Committee currently are Messrs. Radov (Chairman), Ryan and Tonna, each of whom is an "independent director" based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.
Nominating Committee
The members of our Board's Nominating Committee currently are Messrs. Tonna (Chairman), Radov and Ryan, each of whom is an "independent director" based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.
Compensation Committee
The members of our Board's Compensation Committee currently are Messrs. Tonna (Chairman), Catell and Radov, each of whom is an "independent director" based on the definition of independence in Listing Rule 5605(a)(2) of the listing standards of The Nasdaq Stock Market.
Code of Ethics for Senior Financial Officers
Our Board of Directors has adopted a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on our website, www.biorestorative.com. We intend to satisfy the disclosure requirement under Item 5.05(c) of Form 8-K regarding an amendment to, or a waiver from, our Code of Ethics by posting such information on our website, www.biorestorative.com.
Recommendation
The Board of Directors recommends a vote FOR all Class III nominees.
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has selected Marcum LLP as our independent registered public accounting firm to examine our financial statements for the fiscal year ending December 31, 2017.
Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee of our Board may reconsider whether or not to retain Marcum LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum LLP served as our independent registered public accountants for the fiscal years ended December 31, 2016 and 2015.
It is not expected that a representative of Marcum will attend the meeting.
The following is a summary of the fees billed or expected to be billed to us by Marcum LLP for professional services rendered with respect to the fiscal years ended December 31, 2016 and 2015:
Fee Category	2016	2015
Audit Fees(1)	$118,000	$209,001
Audit-Related Fees(2)	-	-
Tax Fees(3)	9,000	9,000
All Other Fees(4)	-	-
	$127,000	$218,001
________________

(1)
Audit Fees consist of fees billed and expected to be billed for services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 and in connection with the filing of Forms S-1 and S-8 registration statements.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under "Audit Fees."

(3)	Tax Fees consist of fees billed for professional services related to preparation of our U.S. federal and state income tax returns and tax advice.

(4)	All Other Fees consist of fees billed for products and services provided by our independent registered public accountants, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants, and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants. The fees shown above were pre-approved either by our Board or our Audit Committee.
Vote Required

The ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 requires the affirmative vote of stockholders who hold a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote.

Recommendation
The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the SEC, promulgated under the Exchange Act, must be received at our offices in Melville, New York by March 30, 2018 for inclusion in our proxy statement and form of proxy relating to such meeting.
The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our bylaws.
Stockholder Proposals
In order for a stockholder to make a proposal at an annual meeting of stockholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year's annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder's notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (financial or other) of such stockholder in such business; and

•
with respect to the stockholder proposing such business or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of our shares of capital stock required under applicable law to carry the proposal.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director at an annual meeting of stockholders, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year's annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder's notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder sending the notice of nomination must describe various matters, including the following:

•
as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

•
with respect to the stockholder proposing such nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of the shares of our capital stock reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated; and

•	the written consent by the nominee, agreeing to serve as a director if elected.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 40 Marcus Drive, Suite One, Melville, New York 11747.  The foregoing is only a summary of the provisions of our bylaws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our bylaws will be furnished one without charge upon receipt of a written request therefor.
OTHER BUSINESS
While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.
FORM 10-K
This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 (excluding exhibits). We may charge a fee equal to our reasonable expenses in furnishing the exhibits.
Mark Weinreb
Chief Executive Officer
Melville, New York
July 28, 2017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

1a. Mark Weinreb   1b. A. Jeffrey Radov

The Board of Directors recommends you vote FOR the following proposal:

0000342263_1 R1.0.1.15

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K for the year ended December 31, 2016 are available at www.proxyvote.com.

BIORESTORATIVE THERAPIES, INC.
Annual Meeting of Stockholders
September 13, 2017
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Weinreb as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all the shares of common stock of BioRestorative Therapies, Inc. held of record by the undersigned at the close of business on July 21, 2017 at the Annual Meeting of Stockholders to be held on September 13, 2017 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXYHOLDER WILL HAVE DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THE PROXY CARD. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXY TO VOTE IN THE SAME MANNER AS YOU VOTED YOUR PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON SEPTEMBER 12, 2017.

0000342263_2 R1.0.1.15

(Continued and to be signed on reverse side)